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                                                                     EXHIBIT 2.3
                          ASSET ACQUISITION AGREEMENT


Parties:        Orbit-Alchut Technologies, Ltd. ("Alchut")
-------         18 Hadakar Street
                Netanya
                Israel

                Orbit F.R. Engineering, Ltd. ("Engineering")
                18 Hadakar Street
                Netanya
                Israel

Date:           As of December 31, 1996
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Background:  Alchut owns all of the issued and outstanding shares of Orbit
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Advanced Technologies, Inc. ("Orbit").  Orbit has been responsible for operating the antennae measurement business for Alchut and its subsidiaries and possesses the technical know-how necessary for the operation of the antennae measurement unit. Orbit has maintained an antennae measurement unit in Israel, the employees of which, although employed by Alchut, worked under the supervision of Orbit. In contemplation of an initial public offering by Orbit/FR, it is necessary for Alchut to transfer the antennae measurement unit in Israel to Orbit/FR. Accordingly, Alchut has incorporated Engineering for the purpose of establishing the antennae measurement unit as a separate entity. In addition, it is the intent of the parties that the personnel formerly employed in the antennae measurement division of Alchut will be employed by Engineering. In accordance with the foregoing, the parties desire that Alchut sell, convey and transfer, and Engineering buy and acquire, the commercial and engineering portions, but not the production portion, of the antennae measurement unit in Israel (the "Business"), and all of the assets used in the Business, except inventory, subject to the terms and conditions stated in this Agreement.

     INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements contained herein, Alchut and Engineering agree as follows:

SECTION 1:  SALE AND PURCHASE OF SPECIFIED ASSETS
-------------------------------------------------

     1.1  Sale and Purchase.  Effective as of 11:58 p.m. on December 31, 1996
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(Tel Aviv time) (the "Effective Date") and subject to the terms and conditions of this Agreement, Alchut hereby sells, transfers, assigns and conveys to Engineering, and Engineering hereby purchases from Alchut, all right, title and interest in and to the Business and all of the Specified Assets (as defined in Section 1.2), and Alchut shall assign to Engineering, and Engineering assumes the Specified Liabilities (as defined in Section 1.3).

     1.2  Specified Assets.  "Specified Assets" means all of the assets of
          ----------------
Alchut as of the Effective Date used in the Business, wherever located and whether or not reflected on Alchut's books and records, but excluding any and all inventory of the Business.
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     1.3  Specified Liabilities.  "Specified Liabilities" means all of the
          ---------------------
liabilities and obligations of Alchut as of the Effective Date relating exclusively to the Business whether or not reflected on Alchut's books and records.

SECTION 2:  CONSIDERATION FOR SPECIFIED ASSETS
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     2.1  Contribution of Capital.  Alchut is contributing the Specified Assets
          -----------------------
to Engineering as a contribution to capital. The parties agree that the value of such Specified Assets is $480,000.

     2.2  Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Specified Assets, and the Assumed Liabilities in the manner agreed upon by Alchut and Orbit/FR, Inc.

SECTION 3:  REPRESENTATIONS AND WARRANTIES OF ALCHUT AND ENGINEERING
--------------------------------------------------------------------

     Knowing that Engineering is relying thereon, Alchut represents and warrants to Engineering as follows:

     3.1  Organization and Authority.  Alchut is a limited liability company
          --------------------------
that is duly organized, validly existing and in good standing under the laws of Israel. Alchut has the full corporate power and authority to own its assets, conduct the Business as and where such Business is presently conducted, and enter into and perform this Agreement.

     3.2  Effect of Agreement.  The execution, delivery and performance of this
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Agreement by Alchut, and the consummation by it of the transactions contemplated hereby, (a) have been duly authorized by all necessary corporate action by Alchut, (b) do not and will not constitute a breach or violation of, or a default under, the Charter, bylaws or other organizational documents of Alchut,
(c) do not and will not, with or without notice and/or lapse of time, constitute a violation of any law, rule or regulation or any judgment, order or decree applicable to Alchut or to the Specified Assets or the Business, (d) do not and will not, with or without notice and/or lapse of time, constitute a violation of, and do not and will not result in the revocation, restriction, suspension or modification of any permit, license or authorization of Alchut, (e) do not and will not, with or without notice and/or lapse of time, result in the creation of any encumbrance upon, or give to any other person or entity any interest in the Business or the Specified Assets, and (f) do not require any consent, approved or authorization of any person or entity. This Agreement constitutes the valid and legally binding agreement of Alchut, enforceable against it in accordance with its terms.

     3.3  Assets.  Seller has good and valid title to all of the Specified
          ------
Assets it purports to own, including, without limitation, all Specified Assets reflected on the balance sheet for the Business as of December 31, 1996 (the "Business Balance Sheet"). None of such Specified Assets is subject to any lien, claim or encumbrance, except (a) for liens, claims or encumbrances reflected on the Business Balance Sheet. Seller has the full right to use all Specified Assets not owned by it but which are used by it.

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     3.4  Brokerage Fees.  No Person acting on behalf of Alchut shall be
          --------------
entitled to any brokerage or finder's fees in connection with the transactions contemplated by this Agreement.

SECTION 4:  REPRESENTATIONS AND WARRANTIES OF ENGINEERING
---------------------------------------------------------

     Knowing that Alchut is relying thereon, Engineering represents and warrants to Seller as follows:

     4.1  Organization and Authority.  Engineering is a limited liability
          --------------------------
company duly organized, validly existing and in good standing under the laws of Israel, and has the full corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

     4.2  Effect of Agreement.  Engineering's execution, delivery and
          -------------------
performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) have been duly authorized by all necessary corporate actions by Engineering, (ii) do not and will not constitute a breach or violation of, or a default under Charter, bylaws or other organizational documents of Engineering, (iii) do not and will not, with or without notice and/or lapse of time, constitute a breach or violation of, or default under, any contract, agreement, lease, instrument or understanding to which Engineering is a party or by which Engineering is bound, (iv) do not and will not, with or without notice and/or lapse of time, constitute a violation of any law, rule or regulation or decree, order or judgment applicable to Engineering, and (v) do not require the consent, approval or authorization of any person or entity.
This Agreement constitutes the valid and legally binding agreements of Engineering, enforceable against Engineering in accordance with its terms.

     4.3  Brokerage Fees.  No person or entity acting on behalf of Engineering
          --------------
is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

SECTION 5:  OTHER PROVISIONS
----------------------------

     5.1  Indemnification.  Engineering agrees to indemnify and hold harmless
          ---------------
Alchut from and against all liabilities, claims, losses, or expenses arising out of Engineering's failure to perform the Assumed Liabilities including, without limitation, any customer contract of the Business that Engineering agreed to perform under this Agreement.

     5.2  Expenses.  Each party shall pay all of the costs and expenses incurred
          --------
by it in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith), in performing its obligations under this Agreement, and in otherwise consummating the transactions contemplated by this Agreement.

     5.3  Notices.  All notices, consents or other communications required or
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permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three (3) business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective

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addresses stated on the first page of this Agreement.  Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 5.3, except that any such change of address notice shall not be effective unless and until received.

     5.4  Amendment.  This Agreement may be amended, modified or supplemented by
          ---------
the parties hereto, provided that any such amendment, modification or supplement shall be in writing and signed by the parties hereto.

     5.5  Waiver.  No waiver with respect to this Agreement shall be enforceable
          ------
unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

     5.6  Reliance.  Notwithstanding the right of a party to investigate the
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business, assets and financial condition of the other party, each party has the unqualified right to rely, and has relied, upon the representations and warranties of the other party made in this Agreement.

     5.7  Survival of Representations.  All representations, warranties and
          ---------------------------
covenants made in or pursuant to this Agreement shall survive the date hereof, the Effective Date and the consummation of the transactions contemplated hereby.

     5.8  Interpretation of Representations.  Each warranty and representation
          ---------------------------------
made in this Agreement is independent of all other warranties and representations made the same party (whether or not covering related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

     5.9  Entire Understanding.  This Agreement states the entire understanding
          --------------------
among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof.

     5.10  Parties in Interest.  This Agreement shall bind, benefit, and be
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enforceable by and against each party hereto and its successors and assigns.  No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any person or entity other than the parties hereto, and their respective successors and assigns.

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     5.11  Severability.  If any provision of this Agreement is construed to be
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invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     5.12  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

     5.13  Section Headings.  The section and subsection headings in this
           ----------------
Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

     5.14  References.  All words used in this Agreement shall be construed to
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be of such number and gender as the context requires or permits.  Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection hereof.

     5.15  Controlling Law.  This Agreement is made under, and shall be
           ---------------
construed and enforced in accordance with, the laws of Israel, without giving effect to principles of conflicts of law. The parties agree that, except with respect to an action for equitable relief, all disputes or differences arising under this Agreement shall be determined by arbitration in Israel. The parties agree that such arbitration shall be conducted by one arbitrator selected by the parties, but if the parties are unable to agree upon one arbitrator, the arbitrator shall be selected by the President of the Israeli Bar Association. The arbitrators shall determine the procedures and rules of evidence in the arbitration, but the substantive laws of Israel shall govern the decision. This section constitutes an arbitration agreement.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first stated above.


ORBIT-ALCHUT TECHNOLOGIES, LTD.            ORBIT F.R. ENGINEERING, LTD.



BY: /s/ Joseph Aviv                        BY: /s/ Aryeh Trabelsi
   -----------------------------              ----------------------------
     Name:                                      Name:
     Title: Chairman                            Title: Director



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